EXHIBIT 4.1

                              SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Security Agreement"), dated as of August 19, 2000, is between and among the parties identified as a "Grantor" on the signature pages hereto and such other parties as may become a Grantor hereunder after the date hereof (individually an "Grantor", and collectively the "Grantors") and Southridge Capital Management LLC, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for Sovereign Partners, L.P., Dominion Capital Fund, Ltd., Canadian Advantage Limited Partnership, and Atlantis Capital Fund (collectively, the "Debenture Holders"), holders of 8% Senior Secured Debentures dated August 19, 2000 (the "Debentures") issued pursuant to the Chapter 11 plan of reorganization of American Health Choice, Inc. and AHC Physicians Corporation dated March 31, 2000 as amended by modification dated June 5, 2000 (the "Plan") and as confirmed by order of the United States Bankruptcy Court, Northern District of Texas, dated August 8, 2000 (the "Confirmation Order").

                                   RECITALS

      WHEREAS, pursuant to those certain Debentures dated as of the date hereof issued by American Health Choice Inc. ("AHIC") pursuant to the Plan and the Confirmation Order, Grantors, AHIC and its subsidiaries, agreed to secure AHIC's obligations under the Debentures, and the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Debenture Holders.

      NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.   Definitions.

           (a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Debentures, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York the date hereof are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Proceeds.

           (b) In addition, the following terms shall have the following meanings:

           "Contracts": all contracts and agreements to which a Grantor is a party, as each may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of a Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of a Grantor to damages arising out of or for breach or default in respect thereof and (c) all rights of a Grantor to exercise all remedies thereunder.

           "Secured Obligations": the collective reference to all of the obligations of AHIC to the Debenture Holders whenever arising, for payment or performance under the Debentures and all liabilities incurred in connection with collecting and enforcing the foregoing.

           "Trademark License": any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 1(b) hereto.

           "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all renewals thereof.

           "Work":   any  work  which  is  subject  to  copyright  protection
      pursuant to Title 17 of the United States Code.

      2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance under the Debentures in full when due (the "Secured Obligations"), whether by lapse of time, acceleration or otherwise, of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Debenture Holders, a continuing first priority security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                (a)  all Accounts;

                (b) all Cash and Cash Equivalents maintained on deposit with the Collateral Agent;

                (c)  all Chattel Paper;

                (d)  all Deposit Accounts;

                (e)  all Documents;

                (f)  all Equipment;

                (g)  all Fixtures;

                (h) all General Intangibles, including without limitation Contracts;

                (i)  all Instruments;

                (j)  all Inventory;

                (k)  all Investment Property;

                (l)  all Trademarks;

                (m)  all Trademark Licenses;

                (n) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Grantor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and Accessions and After Acquired Property;

      provided that this Agreement shall not constitute an assignment of, or a grant of a security interest in or lien on, (i) any Contract (including any license or use agreement) if the terms of the Contract prohibit the assignment thereof or grant of a security interest or lien therein, or (ii) any Property subject to a Contract (including any license or use agreement) if the terms of the Contract prohibit the assignment of such Property or grant of a security interest or lien in such Property.

      The Grantors and the Collateral Agent, on behalf of the Debenture Holders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Trademarks or Trademark Licenses.

      Notwithstanding the foregoing, with respect to any and all assets purchased AHIC from Dr. Voracek and/or his entities (collectively, "Voracek") that own clinics being purchased by the Company in accordance with the terms of the Plan together with all replacement collateral thereof (collectively, the "Voracek Assets"), the Debenture Holders hereby consent and agree to (a) the granting by Grantors of a first priority purchase money security interest in favor of Voracek, and (b) the subordination of the Debenture Holders' first priority security interest in the Voracek Assets to a properly perfected purchase money security interest in favor of Voracek.


      3. Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Debenture Holders, that so long as any of the Secured Obligations remain outstanding, and until all of the obligations under the Debentures shall have been terminated:

           (a) Chief Executive Office; Books & Records. Each Grantor's chief executive office and chief place of business is (and for the prior four months have been) located at the locations set forth on
      Schedule 3(a) hereto, and each Grantor keeps its books and records at such locations.

           (b) Location of Collateral. The location of all Collateral owned by each Grantor is as shown on Schedule 3(b) hereto.

           (c) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. Each Grantor's legal name is as shown in this Security Agreement and no Grantor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3(c) attached hereto.

           (d) Security Interest/Priority. This Security Agreement creates a valid first priority security interest in favor of the Collateral Agent, or, with respect to the Collateral listed on Schedule 2 hereof, a second priority security interest, for the benefit of the Debenture Holders, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens.

           (e) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

           (f) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to the Collateral Agent and (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose.

           (g) Inventory. No Inventory is held by a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

           (h)  Trademarks.

                (i)  Schedule  1(b)  hereto   includes  all  Trademarks   and
           Trademark Licenses owned by the Grantors in their own names as of the date hereof.

                (ii) Each Trademark of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned.

                (iii) Except as set forth in Schedule 1(b) hereto, none of such Trademarks is the subject of any licensing or franchise agreement.

                (iv) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Trademark.

                (v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Trademark, or which, if adversely determined, would have a material adverse effect on the value of any Trademark.

                (vi) All applications pertaining to the Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Trademarks have been duly and properly filed and issued, and all of such Trademarks are valid and enforceable.

                (vii) No Grantor has made any assignment or agreement in conflict with the security interest in the Trademarks of each Grantor hereunder.

      4.   Covenants.  Each  Grantor covenants that,  so long as  any of  the
 Secured Obligations remain outstanding or any obligations under the Debentures shall remain outstanding, and until all of the Commitments shall have been terminated, such Grantor shall:

           (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein.

           (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

           (c) Instruments/Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, immediately deliver such Instrument or Chattel Paper to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Security Agreement.

           (d) Change in Location. Not, without providing 30 days prior written notice to the Collateral Agent and without filing such amendments to any previously filed financing statements as the Collateral Agent may require, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 3(a) hereto, (b) change the location of its Collateral from the locations set forth for such Grantor on Schedule 3(b) hereto, or (c) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 3(c) attached hereto.

           (e) Inspection. Upon reasonable notice, and during reasonable hours, at all times allow the Collateral Agent or its representatives to visit and inspect the Collateral.

           (f) Perfection of Security Interest. Execute and deliver to the Collateral Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, and (B) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 4(f)(i) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder. To that end, each Grantor agrees that the Collateral Agent may file one or more financing statements disclosing the Collateral Agent's security interest in any or all of the Collateral of such Grantor without, to the extent permitted by law, such Grantor's signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as such Grantor's attorney in fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Debentures are in effect or any obligations thereunder shall remain outstanding. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Grantor wherever the Collateral Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the
      Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Grantor's agents and the Collateral Agent so requests, such Grantor agrees to notify such agents in writing of the Collateral Agent's security interest therein and, upon the Collateral Agent's request, instruct them to hold all such Collateral for the Debenture Holders' account and subject to the Collateral Agent's instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

           (g) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor's business or as required by law.

           (h)  Covenants Relating to Trademarks.

                (i) (A) Continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration,
           (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Debenture Holders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated or deemed abandoned.

                (ii) Notify the Collateral Agent and the Debenture Holders immediately if it knows, or has reason to know, that any application or registration relating to any Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding a Grantor's ownership of any Trademark or its right to register the same or to keep and maintain the same.

                (iii) Whenever a Grantor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, a Grantor shall report such filing to the Collateral Agent and the Debenture Holders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, a Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the Debenture Holders' security interest in any Trademark and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

                (iv) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                (v) Promptly notify the Collateral Agent and the Debenture Holders after it learns that any Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Trademark.

                (vi) Not make any assignment or agreement in conflict with the security interest in the Trademarks of each Grantor hereunder.

           (i)  New Trademarks.  Promptly  provide the Collateral Agent  with
      (i) a listing of all applications, if any, for new Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and
      (ii) (A) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (B) such other duly executed documents as the Collateral Agent may request in a form acceptable to counsel for the Collateral Agent and suitable for recording to evidence the security interest in the Trademark which is the subject of such new application.

           (j)  Insurance.  Insure, repair and replace the Collateral of such
      Grantor.   All insurance  proceeds shall  be  subject to  the  security interest of the Collateral Agent hereunder.

      5. Advances by Debenture Holders. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent or the Debenture Holders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in the Debentures. No such performance of any covenant or agreement by the Debenture Holders on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement or the Debentures. The Debenture Holders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      6.   Events of Default.

      The occurrence of an event which under the Debentures or under the Plan would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

      7.   Remedies.

           (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Debenture Holders shall have, in addition to the rights and remedies provided herein, under the Plan in the Debentures, or any Affiliate of a Debenture Holder, or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and, further, the Collateral Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Collateral Agent at the expense of the
      Grantors any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Collateral Agent and the Debenture Holders with respect to the Secured Obligations, the Grantors shall pay the Collateral Agent and each of the Debenture Holders all reasonable documented costs and expenses incurred by the Collateral Agent or any such Debenture Holder, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the Debenture Holders or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to AHIC at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent and the Debenture Holders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Debenture Holder may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Collateral Agent and the Debenture Holders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the Debenture Holders may further postpone such sale by announcement made at such time and place.

           (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, each Grantor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Collateral Agent. In addition, the Collateral Agent or its designee may notify any Grantor's customers and account debtors that the Accounts of such Grantor have been assigned to the Collateral Agent or of the Collateral Agent's security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Debenture Holders in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent's own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Collateral Agent and the Debenture Holders shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Collateral Agent and the Debenture Holders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Collateral Agent or the Debenture Holders (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

           (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

           (d) Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the Debenture Holders to exercise any right, remedy or option under this Security Agreement, the Debentures, or as provided by law, or any delay by the Collateral Agent or the Debenture Holders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the Debenture Holders shall only be granted as provided herein. To the extent permitted by law, neither the Collateral Agent, the Debenture Holders, nor any party acting as attorney for the Collateral Agent or the Debenture Holders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the Debenture Holders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Debenture Holders may have.

           (e) Retention of Collateral. The Collateral Agent may, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Collateral Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the
      Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

           (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Debenture Holders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in the Debentures, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

      8.   Rights of the Collateral Agent.

           (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Collateral Agent, on behalf of the Debenture Holders, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;

                (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

                (iv) receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

                (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

                (vi) adjust and settle claims under any insurance policy relating thereto;

                (vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                (viii) institute any foreclosure proceedings that the Collateral Agent may deem appropriate; and

                (ix) do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

      This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, or any obligation under the Debentures shall remain outstanding. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

           (b) Performance by the Collateral Agent of Obligations. If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantors on a joint and several basis pursuant to Section 10 hereof.

           (c) Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Security Agreement in relation thereto.

           (d) The Collateral Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

      9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the Debenture Holders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Debentures and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

      10. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Grantors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Collateral Agent or the Debenture Holders, all of which costs and expenses shall constitute Secured Obligations hereunder.

      11.  Continuing Agreement.

           (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any obligations under the Debentures shall remain outstanding. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Collateral Agent and the Debenture Holders shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

           (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Debenture Holder as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Debenture Holder in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

      12.  Amendments; Waivers; Modifications.   This Security Agreement  and
 the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in the Debentures.

      13. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Debenture Holders hereunder, to the benefit of the Collateral Agent and the Debenture Holders and their successors and permitted assigns. To the fullest extent permitted by law, each Grantor hereby releases the Collateral Agent and each Debenture Holder, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent, or such Debenture Holder, or its officers, employees or agents.

      14. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with the provisions of the Debenture.

      15. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

      16. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

      17.  Governing Law; Submission to Jurisdiction; Venue.

           (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of New York, or the United States for the Southern District of New York, and, by execution and delivery of this Security Agreement, each Grantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Grantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to the provisions of the Debenture, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Grantor in any other jurisdiction.

           (b) Each Grantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      18. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      19. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      20. Entirety. This Security Agreement, the Debentures, the Plan and the Confirmation Order represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any.

      21.  Survival.   All representations  and  warranties of  the  Grantors
 hereunder shall survive the execution and delivery of this Security Agreement and the Debentures.

      22. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent and the Debenture Holders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent and the Debenture Holders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent and the Debenture Holders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent's and the Debenture Holders' rights or the Secured Obligations under this Security Agreement or under the Debentures.

      23.  Joint and Several Obligations of Grantors.

           (a) Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Debenture Holders under the Plan and the Debentures, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

           (b) Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement and the Debentures, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

           (c) Notwithstanding any provision to the contrary contained herein or in the Debentures, the obligations of each Grantor shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

      24.  Rights  of  Required  Debenture  Holders.    All  rights  of   the
 Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Debenture Holders.

      Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

 GRANTORS:                AMERICAN HEALTHCHOICE, INC.,
 --------                 a New York corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          AHC Chiropractic Clinics, Inc.,
                          a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          AHC Physicians Corporation, Inc.,
                          a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          AHC Physicians Corporation, Inc.,
                          a Georgia corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          TOTAL MEDICAL DIAGNOSTICS, INC.,
                          a Delaware corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          NATIONWIDE SPORTS AND INJURY, INC.,
                          a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          UNITED CHIROPRACTIC CLINICS OF UPTOWN, INC., a Louisiana corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          NEW ORLEANS EAST CHIROPRACTIC CLINICS, INC., a Louisiana corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          AHC CLINIC MANAGEMENT, L.L.C.,
                          a Texas limited liability company

                          By:  _____________________________________________
                          Name:
                          Title:

                          AHI MANAGEMENT, INC.,
                          a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          DIAGNOSTIC SERVICES, INC.,
                          a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          KATY SPORTS INJURY AND REHAB,
                          INCORPORATED,
                          a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          PACIFIC CHIROPRACTIC (SAN PEDRO),
                          INCORPORATED, d/b/a United Chiropractic Clinic, a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          APPLE CHIROPRACTIC CLINIC OF WURZBACH,
                          INCORPORATED,
                          a Texas corporation

                          By:  _____________________________________________
                          Name:
                          Title:

                          VALLEY FAMILY HEALTH CENTER, L.L.C.,
                          a Texas limited liability company

                          By:  _____________________________________________
                          Name:
                          Title:



 Accepted and agreed to as of the date first above written.

 SOUTHRIDGE CAPITAL MANAGEMENT, LLC,
 as Collateral Agent

 By:  ______________________________
 Name:
 Title:

                                SCHEDULE 1(b)
                                -------------
                            INTELLECTUAL PROPERTY



                                    None.

                                SCHEDULE 3(a)
                                -------------
                            CHIEF EXECUTIVE OFFICE

                     1300 West Walnut Hill Lane Suite 275
                             Irving, Texas 75038

                                SCHEDULE 3(b)
                                -------------
                           LOCATIONS OF COLLATERAL

                             United Chiropractic
                           6416 Bandera Rd. Suite B
                            San Antonio, TX 78230

                             United Chiropractic
                                9906 San Pedro
                            San Antonio, TX 78216

                             United Chiropractic
                       10935 Wurzbach Bldg. A Suite 102
                            San Antonio, TX 78230

                             United Chiropractic
                                 720 S. Mason
                                Katy, TX 77450

                         Valley Family Health Center
                             510 W. Expressway 83
                              McAllen, TX 78501

                              Southcross Medical
                              3930 E. Southcross
                            San Antonio, TX 78222

                              San Pedro Medical
                                9904 San Pedro
                            San Antonio, TX 78216

                          United Chiropractic Uptown
                               807 S. Carrolton
                            New Orleans, LA 70118

                        New Orleans East Chiropractic
                        200 South Broad St. Suite 150
                            New Orleans, LA 70119

                         American HealthChoice, Inc.
                        1300 W. Walnut Hill Suite 275
                               Irving, TX 75038

                                SCHEDULE 3(c)
                                -------------
      MERGERS, CONSOLIDATIONS, CHANGE IN STRUCTURE OR USE OF TRADENAMES





                                     None

                               SCHEDULE 4(f)(i)
                               ----------------
                                    NOTICE

                                      OF

                          GRANT OF SECURITY INTEREST

                                      IN

                                  TRADEMARKS


 United States Patent and Trademark Office

 Gentlemen:

      Please be advised that pursuant to the Security Agreement dated as of July __, 2000 (the "Security Agreement") by and among the Grantors party thereto (each an "Grantor" and collectively, the "Grantors") and _________________, as Collateral Agent (the "Collateral Agent") for the Debenture Holders referenced therein (the "Debenture Holders"), the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Collateral Agent for the ratable benefit of the Debenture Holders:



                                  TRADEMARKS
                                  ----------
                          Description of Trademark                Date of
      Trademark No.                 Item                         Trademark
      -------------       ------------------------               ---------

                                     NONE




                            TRADEMARK APPLICATIONS
                            ----------------------
         Trademark        Description of Trademark          Date of Trademark
      Applications No.           Applied For                   Applications
      ----------------    ------------------------          -----------------


                                     NONE

      The Grantors and the Collateral Agent, on behalf of the Debenture Holders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

                               Very truly yours,

                               __________________________________
                               [Grantor]

                               By:  _____________________________
                               Name:
                               Title:


 Acknowledged and Accepted:

 _______________________, as Collateral Agent

 By: ___________________
 Name:
 Title: